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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

           We consent to the reference to our firm under Item 5 "Interests of Named Experts and Counsel" and to the use of our report dated January 28, 2000, with respect to the consolidated financial statements of Keystone Financial, Inc. (Keystone) and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, incorporated by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of M&T Bank Corporation.

                                                                 Ernst & Young

Pittsburgh, Pennsylvania
November 13, 2000




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